UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2026, CleanCore Solutions, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) and Curvature Securities LLC (“Curvature” and, together with Cantor, the “Agents”), pursuant to which the Company may offer and sell from time to time, through or to the Agents, up to an aggregate of $750,000,000 of the Company’s common stock, par value $0.0001 per share (the “Shares”).

The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-289867), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 26, 2025, and declared effective by the Commission on August 29, 2025 (the “Registration Statement”). The Company filed a prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act on June 8, 2026 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

Pursuant to the Sales Agreement, sales of the Shares, if any, may be made in negotiated transactions, including block trades, transactions deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act or by any other method permitted by the Sales Agreement and any applicable law. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Agents may also decline to accept the terms contained in any placement notice, suspend sales or terminate the Sales Agreement upon notice to the Company. The Sales Agreement may be terminated by either the Company or the Agents upon ten (10) business days’ prior written notice to the other party, or at any time by the Agents under certain circumstances specified in the Sales Agreement, including upon the occurrence of a material adverse effect. The Company has also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

The Company intends to use the net proceeds from the sales of the Shares, after deducting the Agents’ commissions and offering expenses, for its AI Critical Infrastructure Business including the identification, evaluation, and potential development of AI critical infrastructure opportunities, including site identification, land acquisition, engineering and feasibility studies, power procurement, permitting, facility construction or retrofit, equipment acquisition, and related development activities. The Company may also use net proceeds for general corporate purposes, including working capital, capital expenditures, and general and administrative expenses, and to fund costs associated with the potential disposition of the Company’s cleaning products business or the wind-down of the Company’s digital asset treasury strategy.

The Sales Agreement contains customary representations, warranties and agreements by the Company, including mutual obligations of the Company and the Agents to indemnify the other party for certain liabilities, including under the Securities Act, and contribution provisions in the event indemnification is unavailable. Under the terms of the Sales Agreement, the Company will pay the Agents a cash commission of up to 3.0% of the gross proceeds from sales of the Shares sold under the Sales Agreement. The Company will also reimburse the Agents for certain specified expenses.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company’s common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The legal opinion of Lucosky Brookman LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the Sales Agreement, effective as of June 3, 2026, the Company terminated that certain Amended and Restated Sales Agreement, dated August 29, 2025, between the Company, Maxim Group LLC (“Maxim”) and Curvature (the “Prior ATM Agreement”), pursuant to a termination letter entered into by the Company, Maxim and Curvature (the “Termination Letter”). The Prior ATM Agreement provided for the offer and sale of shares of the Company’s common stock in “at the market” offerings through Maxim and Curvature as sales agents.

In connection with the termination, the Company entered into separate limited waiver and release agreements with each of Maxim and Curvature (the “Waiver Agreements”), pursuant to which, among other things, the Company agreed to pay Maxim $1,000,000 and Curvature $500,000, and each of Maxim and Curvature agreed to waive certain rights under a placement agency agreement, dated September 1, 2025, among the Company, Maxim and Curvature, and to release all claims arising out of or in connection with the Prior ATM Agreement. In addition, pursuant to the Waiver Agreements, the exercise price of the five-year warrant to purchase 3,150,008 shares of common stock issued by the Company to Maxim Partners LLC on September 5, 2025 was reduced from $1.33 per share to $0.90 per share, and the exercise price of the five-year warrants to purchase an aggregate of 2,100,005 shares of common stock issued by the Company to Curvature and certain persons associated with Curvature on September 5, 2025 was reduced from $1.33 per share to $1.18 per share. Such warrants were originally issued as partial compensation for placement agent services in connection with the Company’s private placement completed on September 5, 2025. As additional consideration, the Company agreed to pay Curvature a fee equal to 0.20% of the gross proceeds received by the Company from sales of the Company’s securities under any future at-the-market sales agreement entered into by the Company for a period of two years from May 29, 2026, with the $500,000 cash payment credited against such fees. Curvature was also granted the right, but not the obligation, to act as a co-placement agent on any private investment in public equity transaction conducted by the Company during such two-year period.

The foregoing description of the Termination Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement, dated June 8, 2026, between CleanCore Solutions, Inc., Cantor Fitzgerald & Co. and Curvature Securities LLC.
5.1	Opinion of Lucosky Brookman LLP, with respect to the legality of the securities being registered.
10.1	Termination Letter, dated June 3, 2026, among CleanCore Solutions, Inc., Maxim Group LLC and Curvature Securities LLC.
23.1	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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